NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
WHY AM I RECEIVING THESE MATERIALS?
WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?
WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?
WHAT ARE XCEL ENERGY’S VOTING RECOMMENDATIONS?
WHAT SHARES OWNED BY ME CAN BE VOTED?
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
HOW CAN I VOTE MY SHARES?
CAN I CHANGE MY VOTE?
HOW ARE VOTES COUNTED?
WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?
HOW CAN I OBTAIN AN ADMISSION TICKET FOR THE MEETING?
WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?
WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?
WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?
WHO WILL COUNT THE VOTE?
WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?
DOES XCEL ENERGY OFFER SHAREHOLDERS THE OPTION OF VIEWING ANNUAL REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS VIA THE INTERNET?
HOW DO I VIEW THE ANNUAL REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS VIA THE INTERNET?
WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?
MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?
BOARD STRUCTURE AND COMPENSATION
PROPOSALS TO BE VOTED ON
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 SHAREHOLDER PROPOSAL TO APPROVE RESOLUTION CONCERNING XCEL ENERGY’S SOURCING POLICY
Proponent’s Proposal to Approve Resolution Concerning Xcel Energy’s Energy Sourcing Policy
Company’s Statements in Opposition to the Proposal
COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
Beneficial Ownership Table
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Summary Compensation Table
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
LONG-TERM PERFORMANCE PLAN -- AWARDS IN LAST FISCAL YEAR(1)
PENSION PLAN TABLE
REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS
XCEL ENERGY STOCK PERFORMANCE GRAPH
EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER BUSINESS
Appendix A — Xcel Energy Inc. Audit Committee Charter
2002 ANNUAL MEETING GUIDELINES

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to §240.14a-12.

Xcel Energy Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Wayne H. Brunetti

Chairman of the Board,
President, and Chief
Executive Officer

March 15, 2002

Dear Shareholder:

      We cordially invite you to attend the Annual Meeting of Shareholders, which will be held on Thursday, April 18, 2002, at 10:00 a.m., at The Donald R. Seawell Grand Ballroom, The Denver Center for the Performing Arts, 14th and Curtis Streets, Denver, Colorado 80204.

      Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. I will report on current operations and discuss our future plans. We also will leave plenty of time for your questions and comments.

      The attendance of our shareholders at annual meetings over the years has been very helpful in maintaining good communications and understanding. We sincerely hope you will be able to be with us. If you are a registered shareholder, your admission ticket to the Annual Meeting is attached with this proxy form. You will not receive an admission ticket if a bank or a broker holds your shares. In that case, please come to the meeting and present proof of ownership of our stock at the registration table.

      Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a traditional proxy card. Voting over the Internet, by telephone, or by written proxy will ensure your representation at the Annual Meeting if you do not wish to attend in person. Please review the instructions on the proxy card regarding each of these voting options.

      Thank you for supporting our Company.

Cordially,

Wayne H. Brunetti

2002 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Notice of Annual Meeting of Shareholders	ii
Questions and Answers about the Proxy Materials and the Annual Meeting	1
Why am I receiving these materials?	1
What information is contained in these materials?	1
What proposals will be voted on at the meeting?	1
What are Xcel Energy’s voting recommendations?	1
What shares can I vote?	1
What is the difference between holding shares as a shareholder of record and as a beneficial owner?	1
How can I vote my shares?	2
Can I change my vote?	2
How are votes counted?	2
What is the voting requirement to approve each of the proposals?	3
What does it mean if I receive more than one proxy or voting instruction card?	3
How can I obtain an admission ticket for the meeting?	3
Where can I find the voting results of the meeting?	3
What classes of shares are entitled to be voted?	3
What is the quorum requirement for the meeting?	3
Who will count the vote?	4
Who will bear the cost of soliciting votes for the meeting?	4
Does Xcel Energy offer shareholders the option of viewing Annual Reports to Shareholders and Proxy Statements via the Internet?	4
How do I view Annual Reports to Shareholders and Proxy Statements via the Internet?	4
What happens if additional proposals are presented at the meeting?	4
May I propose actions for consideration at next year’s Annual Meeting of Shareholders or nominate individuals to serve as directors?	4
Board Structure and Compensation	5
Proposals To Be Voted On	7
Proposal No. 1 — Election of Directors	7
Proposal No. 2 — Shareholder Proposal	13
Common Stock Ownership of Directors and Executive Officers	16
Beneficial Ownership Table	16
Section 16(a) Beneficial Ownership Reporting Compliance	17
Executive Compensation	17
Summary Compensation Table	18
Aggregated Option/ SAR Exercises in Last Fiscal Year	19
Long-Term Performance Plan — Awards in Last Fiscal Year	20
Pension Plan Table	21
Report of the Compensation and Nominating Committee of the Board of Directors	22
Xcel Energy Stock Performance Graph	27
Employment Agreements and Severance Arrangements	27
Report of the Audit Committee of the Board of Directors	29
Independent Public Accountants	30
Appendix A: Xcel Energy Inc. Board of Directors Audit Committee Charter	A-1

i

XCEL ENERGY INC.

800 Nicollet Mall, 30th Floor
Minneapolis, Minnesota 55402

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:00 a.m. on Thursday, April 18, 2002.

PLACE	The Donald R. Seawell Grand Ballroom, The Denver Center for the Performing Arts, 14th and Curtis Streets, Denver, Colorado 80204.

ITEMS OF BUSINESS	(1) To elect four directors to Class I with a term expiring in 2005;

(2) To consider a shareholder proposal relating to Xcel Energy’s energy sourcing policies; and

(3) To consider such other business as may properly come before the meeting or any adjournments thereof.

RECORD DATE	You are entitled to vote if you were a shareholder at the close of business on Friday, March 1, 2002.

MEETING ADMISSION	An admission ticket is included with this proxy statement, unless your shares are held by a stock brokerage account, bank or other nominee.

VOTING BY PROXY	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy:

(1) Over the Internet,

(2) By telephone, or

(3) By mail.

For specific instructions, please refer to the QUESTIONS AND ANSWERS on page 1 of this proxy statement and the voting instructions on the proxy card.

THIS PROXY STATEMENT AND PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT MARCH 15, 2002.

By Order of the Board of Directors,

CATHY J. HART
Secretary

ii

XCEL ENERGY INC.

800 Nicollet Mall, 30th Floor
Minneapolis, Minnesota 55402

March 15, 2002

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, APRIL 18, 2002

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

      Q:  WHY AM I RECEIVING THESE MATERIALS?

      A:  The Board of Directors of Xcel Energy Inc. is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at Xcel Energy’s Annual Meeting of Shareholders that will take place on April 18, 2002. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

      Q:  WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

      A:  The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2001 Annual Report is enclosed in this mailing and also is available via the Internet.

      Q:  WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

      A:  There are two proposals scheduled to be voted on at the meeting:

•	The election of four directors to Class I.

•	Consideration of a shareholder proposal relating to Xcel Energy’s energy sourcing policy.

      Q:  WHAT ARE XCEL ENERGY’S VOTING RECOMMENDATIONS?

      A:  Our Board recommends that you vote your shares as follows:

•	“FOR” each of the nominees to the Board; and

•	“AGAINST” the shareholder proposal.

      Q:  WHAT SHARES CAN I VOTE?

      A:  All shares of our common and preferred stock owned by you as of March 1, 2002, the RECORD DATE, may be voted by you. These shares include those (1) held directly in your name as the SHAREHOLDER OF RECORD and (2) held for you as the BENEFICIAL OWNER through a stockbroker, bank, or other nominee.

      Q:  WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

      A:  Many Xcel Energy shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•	SHAREHOLDER OF RECORD — If your shares are registered directly in your name with Xcel Energy’s transfer agent, Wells Fargo Bank of Minnesota, N.A., you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent directly to you by Xcel Energy. As the shareholder of record, you have the right to grant your voting proxy directly to Xcel Energy or to vote in person at the meeting. Xcel Energy has enclosed a proxy card for you to use.

•	BENEFICIAL OWNER — If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee is obligated to provide you with a voting instruction card for you to use.

      Q:  HOW CAN I VOTE MY SHARES?

      A:  Whether you hold shares directly as the shareholder of record or beneficially in street name, you may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the summary instructions and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

•	BY INTERNET — If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

•	BY TELEPHONE — If you live in the United States, you may submit your proxy by following the “Vote by Phone” instructions on the proxy card.

•	BY MAIL — You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign your proxy card, but do not provide instructions, your shares will be voted as described in “HOW ARE VOTES COUNTED?”

      Q:  CAN I CHANGE MY VOTE?

      A:  If you change your mind after voting your proxy, you can revoke your proxy and change your proxy instructions prior to 12:00 p.m. on April 17, 2002. You can revoke your proxy by either signing another proxy with a later date, voting a second time by telephone or by the Internet, or voting again at the meeting. Alternatively, you may provide a written statement to the Company (attention: Cathy J. Hart, Secretary) of your intention to revoke your proxy.

      Q:  HOW ARE VOTES COUNTED?

      A:  In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other proposals, you may vote “FOR,” “AGAINST,” OR “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. However, if you are a participant in one of our employee savings or stock ownership plans you will receive a voting directive for shares allocated to your account. The trustee will vote the shares as instructed by you in your voting directive. If you do not return your voting directive, the trustee will vote your allocated shares, along with all unallocated shares held, in the same proportion that all other allocated shares are voted.

      If you are a participant in our Direct Purchase Plan, your proxy form will include the shares held on your behalf under the Direct Purchase Plan and the shares will be voted in accordance with your proxy vote. If you do not vote your proxy, your shares in the Direct Purchase Plan will not be voted.

      Q:  WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

      A:  The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting. For the election of directors, you are entitled to cumulatively vote your shares as described more specifically under the caption “PROPOSAL NO. 1 ELECTION OF DIRECTORS”. All other proposals require the affirmative “FOR” vote of a majority of the voting power of the shares present and entitled to vote. If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker nonvotes, as described in “WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?” below. In tabulating the voting result for any particular proposal, abstentions from voting are treated as votes against while shares that constitute broker nonvotes are not considered entitled to vote on that proposal.

      Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

      A:  It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

      Q:  HOW CAN I OBTAIN AN ADMISSION TICKET FOR THE MEETING?

      A:  The admission ticket is attached to the enclosed proxy form. You will not receive an admission ticket if a bank or a broker holds your shares. Please come to the meeting and present proof of ownership of our stock at the registration table.

      Q:  WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

      A:  We will announce preliminary voting results at the meeting.

      Q:  WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?

      A:  If you owned shares of our common or preferred stock at the close of business on March 1, 2002, the RECORD DATE, you are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote at the Annual Meeting. On March 1, 2002, we had 369,617,940 shares of common stock issued and outstanding.

If you owned preferred stock (other than the $3.60 Series), you are entitled to one vote per share of such preferred stock upon each matter presented at the Annual Meeting. On March 1, 2002, we had 774,800 shares of our preferred stock (other than the $3.60 Series) outstanding.

If you owned shares of our $3.60 Series preferred stock, you are entitled to three votes per share of such $3.60 Series preferred stock upon each matter presented at the Annual Meeting. On March 1, 2002, we had 275,000 shares of our $3.60 Series preferred stock outstanding.

No person holds of record or, to our knowledge, beneficially owns more than 5% of any class of our outstanding voting securities.

      Q:  WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

      A:  The quorum requirement for holding the meeting and transacting business is a majority of the voting power of the shares of common stock and cumulative preferred stock issued, outstanding and entitled to vote at a meeting. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker nonvotes are counted for the purpose of determining the presence of a quorum. Generally, broker nonvotes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

      Q:  WHO WILL COUNT THE VOTE?

      A:  Representatives of Wells Fargo Bank Minnesota, N.A., Xcel Energy’s transfer agent, will tabulate the votes and act as the inspectors of election.

      Q:  WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

      A:  Xcel Energy will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials, except that certain expenses for Internet access will be incurred by you if you choose to access the proxy materials and/or vote over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for these solicitation activities. We also have hired Georgeson Shareholder Communications, Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson Shareholder Communications, Inc. a fee of $5,500 for these services. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

      Q:  DOES XCEL ENERGY OFFER SHAREHOLDERS THE OPTION OF VIEWING ANNUAL REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS VIA THE INTERNET?

      A:  Yes. Xcel Energy offers shareholders the option to view Annual Reports to Shareholders and Proxy Statements via the Internet, instead of receiving paper copies of these documents in the mail.

      Q:  HOW DO I VIEW ANNUAL REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS VIA THE INTERNET?

      A:  If you are interested in viewing future Annual Reports to Shareholders and Proxy Statements via the Internet, instead of receiving paper copies of these documents, please do the following:

(1)	Go to www.xcelenergy.com;

(2)	click on “Investor Information”; and

(3)	click on “Financial Reports”.

      Q:  WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

      A:  Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Edward J. McIntyre, Gary R. Johnson, Cathy J. Hart or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

      Q:  MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

      A:  You may submit proposals for consideration at future shareholder meetings as follows:

To Be Included in the Proxy Statement. In order for a shareholder proposal to be considered for inclusion in Xcel Energy’s proxy statement for next year’s Annual Meeting, the written proposal must be received by the Secretary no later than 5:00 p.m. Central Time on November 15, 2002. These proposals must be in writing and sent to: Cathy J. Hart, Secretary, Xcel Energy Inc., 800 Nicollet Mall, 30th Floor, Minneapolis, Minnesota 55402. These proposals also will need to comply with Securities and

Exchange Commission regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.

To Be Raised from the Floor. Similarly, in order for a shareholder proposal to be raised from the floor during next year’s Annual Meeting, the shareholder’s written notice must be received by the Secretary between December 16, 2002, and January 29, 2003, and must contain certain information as required under our Bylaws. You may contact the Secretary at our headquarters for a copy of the relevant provisions of our Bylaws regarding the requirements for making shareholder proposals. Please note that these requirements relate only to matters a shareholder wishes to bring before the Annual Meeting. They do not apply to proposals that a shareholder wishes to have included in our proxy statement.

BOARD STRUCTURE AND COMPENSATION

      Our Board currently consists of twelve directors. Our Board was comprised of fourteen directors during 2001 until August 18, 2001 when James J. Howard, former Chairman of the Board, resigned. Giannantonio Ferrari, former Director of the Company, also resigned from the Board on November 8, 2001. No persons were appointed to replace Messrs. Howard and Ferrari to the Board.

      The Board had the following four Committees during 2001: Audit, Finance, Compensation and Nominating, and Operations and Nuclear. The membership during 2001 and the function of each Committee are described below. During 2001, the Board met seven times and various Committees of the Board met as indicated below. Each director attended at least 75% of the meetings of the Board and Committees on which such director served during 2001.

Audit Committee

      Members: Roger R. Hemminghaus (Chair), Albert F. Moreno, Margaret R. Preska, Allan L. Schuman, and Rodney E. Slifer.

      Number of meetings in 2001: Three.

      Function:

•	Oversees our financial reporting process, compliance with legal and regulatory requirements, and the independence and performance of our independent and internal auditors;

•	Reviews the audited financial statements with management;

•	Recommends the appointment of independent auditors;

•	Reviews with the independent auditors the scope and the planning of the annual audit; and

•	Reviews findings and recommendations of the independent auditors and management’s response to the recommendations of the independent auditors.

      The Audit Committee operates under a written Charter adopted by our Board of Directors. A copy of our Charter is attached as Appendix A to this proxy statement.

Finance Committee

      Members: Douglas W. Leatherdale (Chair), C. Coney Burgess, A. Barry Hirschfeld, Margaret R. Preska, Allan L. Schuman, and W. Thomas Stephens.

      Number of meetings in 2001: Four

      Function:

•	Oversees corporate capital structure and budgets;

•	Oversees financial plans and dividend policies;

•	Recommends dividends;

•	Oversees insurance coverage and banking relationships;

•	Oversees investor relations;

•	Oversees risk management; and

•	Oversees dedicated funds, including ERISA plans and nuclear decommissioning fund.

Compensation and Nominating Committee

      Members: W. Thomas Stephens (Chair), C. Coney Burgess, David A. Christensen, A. Barry Hirschfeld, Douglas W. Leatherdale, and A. Patricia Sampson.

      Number of meetings in 2001: Four

      Function:

•	Determines Board organization, selects director nominees and sets director compensation;

•	Reviews senior management incentive structure and compensation; and

•	Reviews corporate structure and policies with respect to human resource policies, corporate ethics, and long range planning and strategy.

      Any shareholder may make recommendations to the Compensation and Nominating Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to the Secretary of the Company at 800 Nicollet Mall, Suite 3000, Minneapolis, Minnesota 55402-2023.

Operations and Nuclear Committee

      Members: David A. Christensen (Chair), Roger R. Hemminghaus, Albert F. Moreno, A. Patricia Sampson, and Rodney E. Slifer.

      Number of meetings in 2001: Three

      Function:

•	Oversees all generation requirements (nuclear, hydro, coal, alternative);

•	Oversees bulk power supply planning;

•	Oversees major power supply facility construction and budgets;

•	Monitors nuclear plant safety, reliability and operation; and

•	Oversees environmental policy.

Directors’ Compensation

      The following table provides information on our compensation and reimbursement practices during 2001 for nonemployee directors. The director who is employed by Xcel Energy, Mr. Wayne Brunetti, does not receive any compensation for his Board activities.

Directors’ Compensation for 2001

Annual Director Retainer	$28,234
Board Meeting Attendance Fees	$1,200
Committee Meeting Attendance Fees	$1,200
Additional Retainer for Committee Chair	$3,000
Stock Equivalent Units	$42,000

      Xcel Energy has a Stock Equivalent Plan for Non-Employee Directors to more closely align directors’ interests with those of our shareholders. Under this Stock Equivalent Plan, directors may receive an annual award of stock equivalent units with each unit having a value equal to one share of our common stock. Stock equivalent units do not entitle a director to vote and are only payable as a distribution of whole shares of the Company’s common stock upon a director’s termination of service. The stock equivalent units fluctuate in value as the value of our common stock fluctuates. Additional stock equivalent units are accumulated upon the payment of and at the same value as dividends declared on our common stock. On April 26, 2001, non-employee directors of Xcel Energy received an award of 1,332 stock equivalent units representing approximately $42,000 in cash value. Additional stock equivalent units were accumulated during 2001 as dividends were paid on our common stock. The number of stock equivalents for each non-employee director is listed in the share ownership chart which is set forth below.

      Directors also may participate in a deferred compensation plan which provides for deferral of director retainer and meeting fees until after retirement from the Board. A director may defer director retainer and meeting fees into the Stock Equivalent Plan. A director who elects to defer compensation under this plan receives a premium of 20% of the compensation that is deferred.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Number of Nominees, Classification and Voting

      Our Bylaws divide the Board into three classes. Each class is to be as equal in number as possible and is to have a staggered term of office so that one class of directors will be elected at each annual meeting for a term of three years. The three directors currently comprising Class I have a term of office that expires at the 2002 Annual Meeting. The four directors in Class II are continuing to serve until the 2003 Annual Meeting. The five directors in Class III are continuing to serve until the 2004 Annual Meeting; however, Albert F. Moreno will resign from Class III and seek election to Class I in order to ensure that the classes are evenly divided.

      All nominees for election to the Board to Class I are currently directors of the Company, will be elected for a term of three years and are to serve until their terms expire at the 2005 Annual Meeting or until their successors are duly elected and have been qualified. The following four individuals are the nominees to be elected to the Board to serve in Class I: C. Coney Burgess, A. Barry Hirschfeld, Allan L. Schuman and Albert F. Moreno.

      The persons named as proxies intend to vote the proxies for the election of the nominees to the Board. If any of the nominees should be unavailable to serve as a director by an event which is not anticipated, the persons named as proxies reserve full discretion to vote for any other persons who may be nominated.

      You are entitled to vote cumulatively for the election of directors. This means that you are entitled to a number of votes equal to the number of votes entitled to be cast with respect to the shares held by you multiplied by the number of directors to be elected. You may cast all your votes for one nominee or distribute your votes among the nominees in that particular class. The election of each director shall be decided by plurality vote. This means that the individuals receiving the most votes in that class (up to the number to be elected) will be elected. As a result, any shares not voted for a director (whether by withholding authority or otherwise) will have no impact on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. With respect to the election of the nominated directors, the persons named as proxies reserve the right to cumulate votes represented by proxies which they receive and to distribute such votes among one or more of the nominees at their discretion.

Information as to Nominees and Continuing Directors

      The nominees and continuing directors, their age, principal occupation or position, experience, and the year first elected as a director of the Company, are shown on the following pages.

      None of the nominees or continuing directors are related to each other or to any other nominee or to any executive officer of the Company or its subsidiaries by blood, marriage, or adoption. Except for current employees of the Company, no nominee or incumbent director has been an employee of the Company within the past five years.

      The Board of Directors recommends a vote “FOR” the election to the Board of the following nominees. Proxies solicited by the Board of Directors will be voted “FOR” the nominees unless a contrary vote is specified.

Nominees for Election to Class I — Directors whose Terms Expire in 2005:

Director since 2000	C. Coney Burgess, age 64, is Chairman of the board of directors of Herring Bancorp, a national bank holding company based in Vernon, Texas. He is also Chairman of the board of Herring Bancshares, Inc., a holding company in Oklahoma. He has served as Chairman of Herring Bancorp and Herring Bancshares since 1992. Mr. Burgess is Chairman/ President of Burgess-Herring Ranch Company, a position he has held since 1974, and Chain-C, Inc., an agricultural firm with operations in the Texas Panhandle. He is President of Monarch Trust Company in Amarillo, Texas, and a director of the Herring National Bank. He served on the board of directors of New Century Energies, Inc. (“NCE”) from 1997 until the completion of the merger of NCE and Northern States Power Company (“NSP”) (the “Merger”). Upon the completion of the Merger, the surviving corporation was renamed Xcel Energy Inc. Mr. Burgess also served on the board of directors of Southwestern Public Service Company (“SPS”) from 1994 to 1997.

Mr. Burgess is past President of Texas and Southwestern Cattle Raisers Association in Forth Worth, Texas, and is a director of the American Quarter Horse Association, Cattlemans Beef Board, National Cattlemans Beef Association and Panhandle Livestock Association. He is on the board of overseers and the board of endowment of the Ranching Heritage Association at Texas Tech University in Lubbock, Texas.

Mr. Burgess is past Chairman of the Board of Cal Farley’s Boys Ranch and Affiliates; a board member of the Boys Ranch Foundation; past President of the Amarillo Symphony; past President of the Amarillo Downtown Rotary; a trustee of Marine Military Academy; and an advisory Board member for Texas Tech University, College of Agricultural Sciences, Lubbock, Texas.

Mr. Burgess received his B.S. and B.A. from Mississippi State University and attended law school at the University of Mississippi.

Director since 2000	A. Barry Hirschfeld, age 59, is President of A.B. Hirschfeld Press, Inc., a commercial printing company. He has held this position since 1984. He is the third generation to head this family-owned business, which was founded in 1907. He received his M.B.A. from the University of Denver and a B.S. in business administration from California State Polytechnic University.

Mr. Hirschfeld served on the NCE board from 1997 until the completion of our Merger and on the board of directors of the Public Service Company of Colorado (“PSCo”) from 1988 to 1997. He serves on the boards of directors of the Boettcher Foundation; Mountain States Employers Council; the Denver Area Council of Boy Scouts of America, where he serves on the Board Affairs Committee; the Rocky Mountain Multiple Sclerosis Center; Colorado’s Ocean Journey; the Cherry Creek Arts Festival; Up With People; and the National Jewish Center. He also serves on the advisory board of the Harvard University Divinity School Center for Values in Public Life.

Mr. Hirschfeld is Executive Vice President of the Mile Hi Stadium Club; a member of the One Hundred Club of Denver; Colorado Concern, where he serves on the executive committee; the Colorado Forum; Denver Mayor Wellington Webb’s Advisory Committee; and National Committee Member of the Kemper Museum, Kansas City, Missouri. He is past board Chairman and lifetime board member of the Denver Metro Convention and Visitors Bureau and past Chairman of the Denver Art Museum.

Director since 2000	Albert F. Moreno, age 58, is Senior Vice President and General Counsel of Levi Strauss & Co. (“LS&CO.”), a brand name apparel manufacturer. Mr. Moreno is directly responsible for LS&CO.’s legal and brand protection affairs and oversees the company’s global security department. He has held this position since 1996. Mr. Moreno joined LS&CO. in 1978 as Assistant General Counsel.

In addition to his work with LS&CO., Mr. Moreno is a member of the Rosenberg Foundation and the Levi Strauss Foundation. He serves on the board of trustees for the Tomas Rivera Policy Institute, the Mexican Museum, the National Association of Latino Elected and Appointed Officials Education Fund, and the American Corporate Counsel Association. He served on the NCE board of directors from 1999 until the completion of our merger.

Mr. Moreno received a bachelor’s degree in economics from San Diego State University in 1966 and a degree in Latin American Economic Studies from the Universidad de Madrid in 1967. In 1970, he received his law degree from the University of California at Berkeley School of Law.

Director since 1999	Allan L. Schuman, age 67, is Chairman of the Board, Chief Executive Officer, President and a director of Ecolab Inc. in St. Paul, Minnesota. Ecolab develops and manufactures cleaning, sanitizing, and maintenance products for the hospitality, institutional, and industrial markets.

Mr. Schuman joined Ecolab in 1957, and became Vice President, Institutional Marketing and National Accounts in 1972. In 1985 he was named Executive Vice President and in 1988, President, Ecolab Services Group. He was promoted to President and Chief Operating Officer of Ecolab in August, 1992 and named President and Chief Executive Officer in March 1995.

Mr. Schuman serves as a director of the Soap and Detergent Association, National Association of Manufacturers, American Marketing Association Services Council, Hazelden Foundation, the Ordway Music Theatre and the Guthrie Theatre, and chairs the Capital City Partnership. He is also a Trustee of the Culinary Institute of America and of the National education foundation of the National Restaurant Association, and a member of the board of overseers of Carlson School of Management at the University of Minnesota.

Directors in Class II — Directors whose Terms Expire in 2003

Director since 2000	Wayne H. Brunetti, age 59, is Chairman, President and Chief Executive Officer of Xcel Energy Inc. He has served as such since August 18, 2001 and as President and Chief Executive Officer upon the completion of our Merger on August 18, 2000. From March 1, 2000 until the completion of the Merger, he served as Chairman, President and Chief Executive Officer of NCE and as a director and officer of several of NCE’s subsidiaries.

From August 1997 until March 1, 2000, Mr. Brunetti was Vice Chairman, President and Chief Operating Officer of NCE. Before the merger of PSCo and Southwestern Public Service Company (SPS) to form NCE, Mr. Brunetti was President and CEO of PSCo. He joined PSCo in July 1994 as President and Chief Operating Officer. In January 1996, he added the title of CEO.

Mr. Brunetti is the former President and CEO of Management Systems International, a Florida management consulting firm that he founded in 1991. Prior to that, he was Executive Vice President of Florida Power & Light Company.

Mr. Brunetti has been active in various professional and civic groups. He currently serves on the executive committee and board of the Edison Electric Institute, the Medic Alert Foundation, Mountain States Employers Council, the board of advisors of the University of Colorado at Denver, the labor relations committee of the Chamber of Commerce of the United States of America, the Capital City Partnership and the Minnesota Orchestra. He is past chairman of the 2000 Mile High United Way campaign, past chairman of the board of the Colorado Association of Commerce and Industry and served on the Colorado Renewable Energy Task Force, an appointment made by Governor Roy Romer. He is the author of Achieving Total Quality in Integrated Business Strategy & Customer Needs.

Mr. Brunetti holds a bachelor of science degree in business administration from the University of Florida. He is a graduate of the Harvard Business School’s Program for Management Development.

Director since 2000	Roger R. Hemminghaus, age 65, retired as Chairman of the Board of Ultramar Diamond Shamrock Corp. in January 2000 and as Chief Executive Officer in January 1999. Mr. Hemminghaus had become Chairman and CEO of Ultramar Diamond Shamrock Corporation following the merger of Diamond Shamrock, Inc. and Ultramar Corporation in 1996. Prior to the merger, Mr. Hemminghaus was Chairman, CEO and President of Diamond Shamrock, Inc. He started his career in the energy industry in 1962 as an engineer for Exxon, USA, after serving four years as a naval officer involved in nuclear power development.

Mr. Hemminghaus served as a Director of NCE from 1997 until the completion of our Merger and on the SPS board of directors from 1994 until 1997. He is on the boards of directors of Luby’s, Inc., CTS Corporation, Tandy Brands Accessories Incorporated, and billserv.com, Inc. Mr. Hemminghaus is Vice Chairman of the Southwest Research Institute. He is former Chairman of the Federal Reserve Bank of Dallas and former Chairman of the National Petrochemicals and Refiners Association. He is Chairman of the Board of Regents of Texas Lutheran University; he serves on the National Executive Board of the Boy Scouts of America and serves on various other non-profit association boards.

Mr. Hemminghaus is a 1958 graduate of Auburn University, receiving a B.S. degree in chemical engineering and has done graduate work in business and nuclear engineering.

Director since 1991	Douglas W. Leatherdale, age 65, is the retired Chairman and Chief Executive Officer of The St. Paul Companies, Inc., a worldwide property and liability insurance organization. Mr. Leatherdale joined The St. Paul Companies in 1972 and has held numerous executive positions with the Company, including President, Executive Vice President and Senior Vice President of Finance. He held the position of Chairman and Chief Executive Officer from 1990 until his retirement in 2001. Before joining The St. Paul Companies, Mr. Leatherdale was employed by the Lutheran Church of America in Minneapolis where he served as Associate Executive Secretary on the Board of Pensions. Prior to his four years at the Lutheran Church of America, he served as Investment Analyst Officer at Great West Life Assurance Company in Winnipeg.

A native of Canada, Mr. Leatherdale attended United College in Winnipeg (now the University of Winnipeg) and later completed additional studies at Harvard Business School and The University of California-Berkeley. In 2000, he was awarded a Doctorate of Laws degree (honoris causa) from The University of Winnipeg.

Mr. Leatherdale also serves as a director of The St. Paul Companies, The John Nuveen Company and United HealthCare Group. He is the Chairman of the Board of Directors of the International Insurance Society and The Minnesota Orchestral Association. He is the past Chairman of the University of Minnesota Foundation and the American Insurance Association.

Director since 1985	A. Patricia Sampson, age 53, currently operates The Sampson Group, Inc., a management development and strategic planning consulting business. Prior to that she served as a consultant with Dr. Sanders and Associates, a management and diversity consulting company. Prior to her current endeavors, Ms. Sampson served as Chief Executive Officer of the Greater Minneapolis Area Chapter of the American Red Cross from July 1993 until January 1, 1995. She also previously served successively as Executive Director from October 1986 until July 1993, Assistant Executive Director-Services (April 1985), and Assistant Manager (July 1984) of the Greater Minneapolis Area Chapter. Prior to the above, she served as the Director of Service to Military Families and Veterans and Director of Disaster Services for the St. Paul Area Chapter of the American Red Cross.

Ms. Sampson received a masters degree from the University of Pennsylvania and a bachelors degree from Youngstown State University.

Ms. Sampson is a member of the Utility Women’s Conference. She is active in Christian education. She previously served on the David W. Preus Leadership Award Sponsoring Council as well as on the boards of the Greater Minneapolis Area United Way, Minneapolis Urban League, the Minnesota Orchestral Association, and the Minnesota Women’s Economic Roundtable.

Directors in Class III — Directors whose Terms Expire in 2004

Director since 1976	David A. Christensen, age 67, served as President and Chief Executive Officer of Raven Industries, Inc., a diversified manufacturer of plastics, electronics and special-fabric products in Sioux Falls, South Dakota, from 1971 until his retirement in August 2000 and continues as a director. He has been associated with Raven Industries since 1962, and also worked at John Morrell & Co. and served in the U.S. Army Corps of Engineers.

He received his bachelors degree in industrial engineering from South Dakota State University, which later honored him with its distinguished engineer, distinguished service, and distinguished alumni awards. In 2000, Mr. Christensen received the Sioux Falls Development Foundation’s Spirit of Sioux Falls award. Inducted into the South Dakota Hall of Fame in 1998, Mr. Christensen was presented with the Executive of the Year Award by Sales and Marketing Executives, Inc. of Sioux Falls, South Dakota in 1993, and was USD’s South Dakotan of the Year in 1985.

Mr. Christensen also serves as a director of Wells Fargo & Co., San Francisco, California and Medcomp Software, Inc., Colorado Springs, Colorado.

A strong advocate for his community and state, he has served in many volunteer activities. He is a past director of the South Dakota Symphony and Sioux Falls Downtown Development Corp., as well as a past chairman of the Sioux Empire United Way.

Director since 1980	Dr. Margaret R. Preska, age 64, is the President Emerita, Minnesota State University, Mankato and Distinguished Service Professor, Minnesota State Universities. Dr. Preska served as founding campus CEO at Zayed University, Abu Dhabi, United Arab Emirates from 1998 to 2000. She was President of Minnesota State University, Mankato, from 1979 until 1992. She had served as its Vice President for Academic Affairs and Equal Opportunity Officer from 1975 until 1979. She previously was academic dean, instructor, assistant and associate professor of history and government at LaVerne College in LaVerne, California.

Dr. Preska earned a bachelor of science degree at SUNY Brockport, where she graduated summa cum laude. She earned a masters at The Pennsylvania State University, a Ph.D. at Claremont Graduate University, and further studied at Manchester College of Oxford University.

Dr. Preska is a member of Women Directors and Officers in Public Utilities and is a member of the board of directors of Milkweed Editions, a literary and educational publisher. She served as national President at Camp Fire Boys and Girls, Inc. from 1985 until 1987. She is a charter member of the board of directors of Executive Sports, Inc., a division of Golden Bear International. She is affiliated with several organizations, including the Retired Presidents Association of the American Association of State Colleges and Universities, the St. Paul/ Minneapolis Committee on Foreign Relations, Rotary, Minnesota Women’s Economic Roundtable, the American Historical Association and Horizon 100.

Director since 2000	Rodney E. Slifer, age 67, is a Partner in Slifer, Smith & Frampton, a diversified real estate company in Vail, Colorado. He has held this position since 1989.

Mr. Slifer served on the NCE Board from 1997 until the completion of our merger and on the PSCo board since 1988. In addition, he currently is a director of Alpine Banks of Colorado, a position he has held since 1983. He is Vice President and a board member of the Vail Valley Foundation and a director of Colorado Open Lands. Mr. Slifer also is a member of the Board of Governors of the University of Colorado Real Estate Center and a member of the University of Colorado Foundation Board of Directors.

Director since 2000	W. Thomas Stephens, age 59, retired in 1999 as President and CEO of MacMillan Bloedel Ltd., a forest products and building materials company with headquarters in Vancouver, British Columbia. He served as Chairman, President and CEO of Johns Manville, an international manufacturing and natural resources company located in Denver, Colorado, from 1986 until August 1996.

Mr. Stephens served on the NCE board of directors from 1997 until the completion of our Merger and on the PSCo board since 1989. He is on the boards of directors of TransCanada Pipeline, Norske Canada Ltd., Qwest Communications International Inc., Mail-Well Inc., and The Putnam Funds. He received his B.S. and M.S. degrees in industrial engineering from the University of Arkansas.

PROPOSAL NO. 2

SHAREHOLDER PROPOSAL TO APPROVE RESOLUTION CONCERNING XCEL ENERGY’S SOURCING POLICY

      Linda Sourbis, c/o Michael Passoff, As You Sow, 540 Pacific Avenue, San Francisco, California 94133, beneficial owner as of November 2001 of 787.204 shares, the Academy of Our Lady of Lourdes, 1875 Oakdale Avenue, #104, West St. Paul, Minnesota 55118, beneficial owner as of November 2001 of 75 shares, the General Board of Pension and Health Benefits of The United Methodist Church, 1201 Davis Street, Evanston, Illinois 60201, beneficial owner as of November 2001 of 54,205 shares and Sisters of St. Joseph of Carondelet, St. Paul Province, 1884 Randolph Avenue, St. Paul, Minnesota 55105, beneficial owner as of November 2001 of 1,000 shares, have given notice that they intend to present for action at the Annual Meeting the following resolution:

Proponent’s Proposal to Approve Resolution Concerning Xcel Energy’s Energy Sourcing Policy

      WHEREAS Xcel Energy has been required by Minnesota state law to give preference to renewable resources in meeting its needs for new power supply (Statutes 216B.2422).

      WHEREAS electric industry restructuring has led several states to establish mandatory standards for renewable energy content, and that less than 1% of Xcel Energy’s existing energy supply will qualify under the Renewable Energy Objectives established by 2001 Minnesota law (Statutes 216B.1691).

      WHEREAS Xcel Energy’s 12 state service territory contains abundant biomass resources and the best wind energy potential in North America (“Repowering the Midwest”, Environmental Law and Policy Center of the Midwest, Chicago, 2001).

      WHEREAS the Minnesota Department of Commerce reports that wind “is the fastest growing energy production method in the world, renewable or otherwise, having an overall growth rate in 1999 of 36%. (Energy, Policy & Conservation Report 2000, p. 57).

      WHEREAS Xcel Energy purchases electricity from the Manitoba Hydro which accounts for approximately 4 percent of Xcel Energy’s 2000 energy portfolio (Xcel Energy Annual Report, 2000, p. 9).

      WHEREAS Xcel Energy regards Manitoba Hydro as a future energy option and is negotiating additional purchasing contracts.

      WHEREAS hydropower can be a renewable source of energy, megaprojects such as those of Manitoba Hydro cause extensive ecological and social destruction, and do not qualify under the Renewable Energy Objectives and Portfolio Standards adopted in Minnesota and several other states.

      WHEREAS the traditional lands and burial grounds of Pimicikamak Cree Nation and other indigenous peoples have been flooded or in other ways rendered inaccessible; means of livelihood have been damaged and food supplies poisoned as a result of Manitoba Hydro’s power production.

      WHEREAS Manitoba Hydro faces over 100 legal claims alleging adverse effects and claiming damages (Northern Flood Agreement Arbitrator’s Office, Winnipeg, Canada), and a lawsuit seeking $100 million in damages for contaminated drinking water (Winnipeg Free Press, 1/23/01).

      WHEREAS concerns about the adverse environmental, socioeconomic and human rights impacts upon Pimicikamak Cree Nation and other indigenous peoples stemming from Manitoba Hydro’s electricity production are being raised at the Minnesota Public Utilities Commission, in legislation filed in the Minnesota state legislature, by religious and political leaders, human rights and environmental organizations, the media and consumers.

      WHEREAS a 1999 Canadian Interfaith Church Inquiry into northern hydro development concluded that the situation faced by the Pimicikamak Cree Nation and other indigenous peoples is an “ecological and moral catastrophe.”

      WHEREAS it is the opinion of the proponents of this resolution that Xcel Energy’s continued reliance on power purchases from Manitoba Hydro make our company increasingly vulnerable to charges of environmental racism, potentially costly litigation and a negative public image — all of which can jeopardize long-term shareholder value.

      THEREFORE be it resolved that:

      The shareholders of Xcel Energy recommend to the board of directors that it develop and implement policies and practices requiring that our company obtain future power supplies from increased efficiencies and renewable resources that do not have undue adverse environmental, socioeconomic and human rights impacts upon Pimicikamak Cree Nation and other indigenous peoples.

Company’s Statements in Opposition to the Proposal

      Over the past year, Xcel Energy management representatives, including Chairman and Chief Executive Officer Wayne H. Brunetti, traveled to the affected regions in Canada and met with interested parties regarding the issues raised by the proposal, including representatives of the Pimicikamak Cree Nation and representatives of the First Nations who favor Xcel Energy’s purchase of power from Manitoba Hydro. We have indicated a willingness to explore economic development opportunities that would benefit indigenous populations in these regions and we have also indicated a willingness to create a stakeholder group to further explore the issues. Although we remain committed to exploring these opportunities, we oppose this proposal because it attempts to shift a dispute between the Pimicikamak Cree Nation, Manitoba Hydro, the Province of Manitoba and Canada to us and our shareholders without regard to our shareholders’ best interests.

      Contracts with Manitoba Hydro have supplied our customers with clean, reliable, economical energy for more than 20 years. Of the five First Nations in Canada affected by these contracts, four have negotiated comprehensive settlement agreements with Manitoba Hydro and the governments of Manitoba and Canada. The issues raised by the Pimicikamak Cree Nation should also be resolved by those parties, not by Xcel Energy — a position that has been affirmed by the Minnesota Public Utilities Commission.

      We have had long-term power purchase and exchange agreements with Manitoba Hydro. We currently have several of these agreements in place. The largest of these power purchase agreements, 500 Mw, expires in 2005. Two other exchange agreements have terms expiring between 2016 and 2019. We are currently in negotiations with Manitoba Hydro on a new agreement to begin in the spring of 2005 to replace the 500 Mw agreement expiring in 2005. These negotiations grew out of a competitive bidding process where the Manitoba Hydro proposal was evaluated against all proposals submitted in response to a widely distributed Request for Proposal (“RFP”). The new contract has a lower capacity factor associated with it, and thus will result in less total energy transferred from Manitoba Hydro to Xcel Energy than under the current 500Mw agreement. The Company’s choice of Manitoba Hydro, and the resulting environmental and other externalities, were addressed and approved by the Minnesota Public Utilities Commission (the “MPUC”) in the MPUC’s February 7, 2001 order that is discussed in more detail below.

      For years, the relationship between Manitoba Hydro and the indigenous peoples, of which the Pimicikamak Cree Nation is one group, have been governed by a 1977 agreement that was signed by Manitoba Hydro, the governments of Manitoba and Canada and each of the five affected First Nations, including the Pimicikamak Cree Nation (the “1977 Agreement”). The 1977 Agreement says that Canada, Manitoba and Manitoba Hydro have specific obligations to the people of each of the five First Nations. These obligations include the provision of replacement land, compensation and other programs. First Nations’ members can make claims to an independent arbitrator for compensation and adverse effects of the now existing hydro projects if they are not otherwise resolved. The parties to the 1977 Agreement have been settling claims since the agreement was put in place. To date, Manitoba Hydro and the governments of Manitoba and Canada have contributed about $50 million to mitigation and settlement of Pimicikamak Cree claims. Four of the five affected First Nations have negotiated comprehensive implementation agreements with Manitoba Hydro and the governments of Manitoba and Canada.

      We have encouraged Manitoba Hydro to resolve its dispute with the Pimicikamak Cree Nation as soon as possible, but this is a dispute between the Pimicikamak Cree and Manitoba Hydro, Canada and the Province of Manitoba; they are the ones who must resolve it, not Xcel Energy or its shareholders.

      The proposal asserts that concerns over the treatment of the Pimicikamak Cree by Manitoba Hydro were raised at the MPUC. Although supporters of the Pimicikamak Cree Nation did attempt to persuade the MPUC not to approve our selection of Manitoba Hydro, as mentioned above, following normal hearings, the MPUC approved our selection of Manitoba Hydro as one of the bidders to fill our crucial energy supply needs. In its order, the MPUC stated, “The Commission finds that proper consideration of the socioeconomic impacts of Manitoba Hydro’s current bid does not alter NSP’s selection of Manitoba Hydro. Under the unique facts of this case, the Commission deems the socioeconomic impacts of this generation to be adequately internalized by Manitoba Hydro pursuant to the [1977 agreement] ... the Commission finds that NSP has given adequate consideration to the socioeconomic costs as required by [Minnesota statute] and no further examination and evaluation of Manitoba Hydro’s bid in light of such costs is necessary.”

      Furthermore, during those very same proceedings, two other First Nations of northern Manitoba, the Nisichawayasihk Cree and the Tataskweyak Cree, supported continued purchases by us from Manitoba Hydro. These two First Nations also stated that Manitoba Hydro had adequately addressed the socioeconomic impacts of the projects.

      In addition, the proposal implies that only 1% of our existing energy comes from renewable resources, which is misleading and incorrect. The Chairs of the Minnesota legislative committees have clearly stated that under Minnesota law Manitoba Hydro hydroelectric power fully meets the Minnesota definition of renewable energy. Therefore, any policy that would limit our ability to contract with Manitoba Hydro would reduce our use of renewable energy. The proposal clearly misstates the facts and as such misleads shareholders.

      We do agree with the proponents that our power supply has major implications for our company in both today’s regulated environment and in a newly restructured electric industry. Reliability, and economic and environmental considerations are already included in our resource planning process. We believe that our contracts with Manitoba Hydro go a long way toward assuring our customers that we will have power available at economic prices. Approval of this proposal could have a serious impact on our customers. If this proposal is adopted, it could force us to go elsewhere to satisfy our power needs, possibly at high prices, possibly with greater environmental impacts, possibly endangering reliability for our customers, and potentially jeopardizing cost recovery from customers.

      The Board of Directors recommends a vote “AGAINST” this proposal for the reasons described above. Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a shareholder has indicated otherwise in voting the proxy.

COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information concerning beneficial ownership of our common stock as of March 1, 2002, for: (a) each director and the nominees for director; (b) named executive officers set forth in the Summary Compensation Table; and (c) the directors and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. None of the individuals listed in the Beneficial Ownership Table below owned more than .22% of Xcel Energy’s common stock. None of these individuals owns any shares of Xcel Energy’s preferred stock.

Beneficial Ownership Table

			Options
Name and Principal Position of			Exercisable	Restricted
Beneficial Owner	Common Stock	Stock Equivalents	Within 60 Days	Stock	Total

Wayne H. Brunetti Chairman of the Board, President and Chief Executive Officer	80,551	5,387	692,850	36,841	815,629
C. Coney Burgess Director	7,964	3,974	—	—	11,938
David A. Christensen Director	1,000	23,558	—	—	24,558
Giannantonio Ferrari
Former Director*	14,526	—	—	—	14,526
Roger R. Hemminghaus Director	3,010	14,626	—	—	17,636
A. Barry Hirschfeld Director	11,323	4,681	—	—	16,004
James J. Howard Former Chairman of the Board**	160,075	—	530,624	—	690,699
Douglas W. Leatherdale Director	600	22,929	—	—	23,529
Albert F. Moreno Director	2,325	10,011	—	—	12,336
Margaret R. Preska Director	1,200	16,932	—	—	18,132
A. Patricia Sampson Director	1,060	17,335	—	—	18,395
Allan L. Schuman Director	200	9,949	—	—	10,149
Rodney E. Slifer Director	16,200	13,496	—	—	29,696
W. Thomas Stephens Director	9,830	10,505	—	—	20,335
Edward J. McIntyre Chief Financial Officer	53,669	—	160,101	—	213,770
Richard C. Kelly(1) President, Enterprises	29,560	2,589	224,750	4,449	261,348
Gary R. Johnson Vice President and General Counsel	17,729	—	116,465	—	134,194
Paul J. Bonavia President, Energy Markets	5,760	914	186,000	—	192,674
Directors and Executive Officers as a group (25 persons)	351,185	161,091	1,899,707	62,586	2,474,569

*	Retired as Director effective November 8, 2001.

**	Retired as Chairman of the Board effective August 18, 2001.

(1)	Mr. Kelly’s wife owns 408 of these shares. Mr. Kelly disclaims beneficial ownership of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file with the Securities Exchange Commission reports regarding their ownership and changes in ownership of our stock. We are required to disclose whether we have knowledge that any person required to file such a report may have failed to do so in a timely manner. We believe that during 2001, all of our directors and officers subject to such reporting obligations have satisfied all Section 16(a) filing requirements, except that David Sparby, Vice President of Xcel Energy Services Inc., filed a late Form 5 corresponding to one transaction that occurred in fiscal 2000, Douglas W. Leatherdale, a director of Xcel Energy, filed a late Form 5 corresponding to one transaction that occurred in fiscal 2000, Grady Butts, Vice President of Xcel Energy Services Inc., filed a late Form 5 corresponding to one transaction that occurred in fiscal 2000 and Cynthia Lesher, Vice President and Chief Administrative Officer of Xcel Energy, filed a late Form 5 corresponding to one transaction that occurred in fiscal 2001. In making this statement, we have relied upon examination of the copies of Forms 3, 4, and 5 and the written representations of its directors and executive officers.

EXECUTIVE COMPENSATION

      The following tables set forth cash and non-cash compensation for each of the last three fiscal years ended December 31, 2001, for the Company’s Chief Executive Officer, each of the four next most highly compensated executive officers serving as officers at December 31, 2001 and one former officer who would have been among such four most highly compensated officers if he had not retired prior to December 31, 2001 (collectively, the “Named Executive Officers”). As set forth in the footnotes, the data presented in this table and the tables that follow include amounts paid to the Named Executive Officers in 2001 by Xcel Energy or any of its subsidiaries, as well as by NCE and NSP or any of their subsidiaries for the period prior to the Merger.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

						Number of
					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and Principal				Compensation	Awards	Options and	Payouts	Compensation
Position	Year	Salary ($)	Bonus ($)(1)	($)(2)	($)(3)	SAR’s (#)(4)	($)(5)	($)(6)

James J. Howard	2001	565,590	0	3,548,924	0	0	0	7,620,765
Former Chairman of	2000	825,000	1,063,300	8,896	0	956,000	0	26,357
the Board*	1999	730,000	233,346	29,072	335,800	147,040	0	22,178
Wayne H. Brunetti	2001	895,000	953,873	9,267	0	0	902,271	41,085
Chairman, President	2000	756,667	852,244	167,265	0	756,000	0	314,436
and Chief Executive	1999	590,000	228,802	0	0	106,000	0	32,984
Officer
Edward J. McIntyre	2001	430,000	353,340	3,933	0	0	279,370	21,336
Chief Financial Officer	2000	412,500	344,447	7,945	0	296,136	0	22,424
	1999	375,000	92,200	1,646	101,250	42,755	0	9,000
Richard C. Kelly	2001	425,417	338,588	1,208	0	0	269,633	19,277
President, Enterprises	2000	375,917	279,446	55,855	0	228,000	0	130,124
	1999	330,000	154,350	0	0	45,000	0	15,998
Gary R. Johnson	2001	340,000	236,656	7,577	0	0	175,206	27,640
General Counsel	2000	313,750	240,378	1,916	0	185,188	0	25,409
	1999	260,000	71,300	1,750	70,200	24,703	0	10,201
Paul J. Bonavia	2001	350,000	262,920	15,416	0	0	180,338	16,503
President,	2000	325,500	218,074	2,182	0	153,000	0	14,258
Energy Markets	1999	290,000	87,197	0	0	32,000	0	13,543

*	Retired as Chairman of the Board effective August 18, 2001.

      (1) The amounts in this column for 2001 represent awards earned under the Xcel Energy Executive Annual Incentive Award program. For Mr. Brunetti and Mr. Kelly, the amounts for 2001 include the value of 25,068 and 4,449 shares, respectively, of restricted common stock they received in lieu of a portion of the cash payments to which they were otherwise entitled under the Xcel Energy Executive Annual Incentive Award program. For Mr. Bonavia, the amount for 2001 includes the pre-tax value of 3,023 shares of common stock he received in lieu of a portion of the cash payment to which he was otherwise entitled under the Xcel Energy Executive Annual Incentive Award program.

      (2) The amounts shown for 2001 include reimbursements for taxes on certain personal benefits, including a flexible perquisite allowance received by the named executives. The 2000 amount for Messrs. Brunetti and Kelly also include taxes on relocation benefits of $162,745 and $55,855, respectively. In addition, the 2001 amount for Mr. Howard includes $3,523,208 in tax gross-up.

      (3) Amounts shown in this column reflect the market value of restricted stock awarded under the NSP Long-Term Incentive Program (“LTIP”), and are based on the closing price of the Company’s common stock on the date that the awards are made. The restrictions lapsed effective August 21, 2000, with the change-in-control as a result of the Merger. At December 31, 2001, Mr. Brunetti was the only Named Executive Officer who held shares of restricted stock. As of December 31, 2001, Mr. Brunetti held 17,143 shares of restricted stock with an aggregate value of $483,043.58. The restricted stock vests in three equal annual installments commencing February 1, 2002.

      (4) The amounts shown for 2000 include stock option awards made to the named executives under the NSP LTIP for Messrs. Howard, McIntyre and Johnson (200,000, 62,136 and 38,188,

respectively). The balance of the options for Messrs. Howard, McIntyre and Johnson in 2000, and all of the options for Messrs. Brunetti, Kelly and Bonavia for 2000 were granted under the Xcel Energy Omnibus Incentive Plan. These grants were three-year front-loaded (i.e., they represented three years’ worth of options) and it is not expected that additional options will be granted until 2003.

      (5) The amounts shown for 2001 include cash payments made under the Xcel Energy Long-term Incentive Program. NSP had no LTIP payouts in 1999 and 2000. No performance cash awards under the NCE Value Creation Plan for Messrs. Brunetti, Kelly and Bonavia were paid during 2001, 2000, or 1999.

      (6) The amounts represented in the “All Other Compensation” column for the year 2001 for the Named Executive Officers include the following:

				Value of the
				remainder of	Imputed
				insurance	Income as a
			Employee	premiums paid	result of the	Earnings	Retention
			Stock	by the Company	Life	Accrued under	Bonus/
	Company	Contributions to	Ownership Plan	under the	Insurance	Deferred	Non-Compete
	Matching 401(k)	the Non-Qualified	Contribution	Officer Survivor	paid by the	Compensation	Payments	Total
Name	Contributions ($)	Savings Plans ($)	($)	Benefit Plan ($)	Company ($)	Plan ($)	($)	($)

James J. Howard*	1,400	n/a	1,502	9,747	1,164	6,952	7,600,000	7,620,765
Wayne H. Brunetti	5,250	25,880	n/a	n/a	9,955	n/a	n/a	41,085
Edward J. McIntyre	1,400	n/a	1,502	1,177	1,496	15,761	n/a	21,336
Richard C. Kelly	5,250	10,245	n/a	n/a	3,782	n/a	n/a	19,277
Gary R. Johnson	1,400	n/a	1,502	1,452	1,376	21,910	n/a	27,640
Paul J. Bonavia	5,250	9,333	n/a	n/a	1,920	n/a	n/a	16,503

*	Retired as Chairman of the Board effective August 18, 2001.

      The following table indicates for each of the named executives the number and value of exercisable and unexercisable options and SARs as of December 31, 2001.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR AND
FY-END OPTION/ SAR VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs at		In-the-Money Options/
	Shares		FY-End (#)		SARs at FY-End ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

James J. Howard*	28,872	$268,870	555,540	756,000	2,814,962	1,079,190
Wayne H. Brunetti	11,368	159,182	692,850	756,000	1,991,406	1,079,190
Edward J. McIntyre	27,484	215,636	160,101	234,000	784,170	334,035
Richard C. Kelly	0	0	224,750	228,000	674,260	325,470
Gary R. Johnson	7,208	41,000	116,465	147,000	574,042	209,843
Paul J. Bonavia	0	0	186,000	153,000	381,905	218,408

*	Retired as Chairman of the Board effective August 18, 2001.

(1)	Option values were calculated based on a $27.74 closing price of Xcel Energy common stock, as reported on the New York Stock Exchange at December 31, 2001.

LONG-TERM PERFORMANCE PLAN — AWARDS IN LAST FISCAL YEAR(1)

      The following table shows information on awards granted during 2001 under the Company’s Omnibus Incentive Plan for each person in the Summary Compensation Table.

			Estimated Future Payouts Under
	Number of		Non-Stock Price-Based Plans
	Shares, Units	Performance or
	or Other	Other Period Until	Threshold
Name	Rights(2)	Maturation or Payout	($)(3)	Target ($)	Maximum ($)

James J. Howard*(4)	0	n/a	n/a	n/a	n/a
Wayne H. Brunetti	35,563	1/1/01-12/31/03	0	1,006,875	2,013,750
Edward J. McIntyre	11,011	1/1/01-12/31/03	0	311,750	623,500
Richard C. Kelly	10,627	1/1/01-12/31/03	0	300,875	601,750
Gary R. Johnson	6,905	1/1/01-12/31/03	0	195,500	391,000
Paul J. Bonavia	7,108	1/1/01-12/31/03	0	201,250	402,500

*	Retired as Chairman of the Board effective August 18, 2001.

(1)	The amounts in this table for the year 2001 are for the performance period 1/1/01-12/31/03 represent awards made under the performance unit component described under “Long-term Incentives”.

(2)	Each unit represents the value of one share of Xcel Energy common stock.

(3)	If the threshold for the performance unit component, of the 35th percentile is achieved, the payout could range between 25% and 200%. The amounts are based on a stock price of $28.3125, which was the price on January 2, 2001.

(4)	Mr. Howard does not participate in the performance share component.

PENSION PLAN TABLE

      The following table shows estimated combined pension benefits payable to a covered participant from the qualified defined benefit plans maintained by Xcel Energy and its subsidiaries and the Xcel Energy Supplemental Executive Retirement Plan (the “SERP”). The Named Executive Officers are all participants in the SERP and the qualified defined benefit plans sponsored by the Company.

	Years of Service

Remuneration	10 years	15 years	20 or more years

200,000	55,000	82,500	110,000
225,000	61,875	92,813	123,750
250,000	68,750	103,125	137,500
275,000	75,625	113,438	151,250
300,000	82,500	123,750	165,000
350,000	96,250	144,375	192,500
400,000	110,000	165,000	220,000
450,000	123,750	185,625	247,500
500,000	137,500	206,250	275,000
600,000	165,000	247,500	330,000
700,000	192,500	288,750	385,000
800,000	220,000	330,000	440,000
900,000	247,500	371,250	495,000
1,000,000	275,000	412,500	550,000
1,100,000	302,500	453,750	605,000
1,200,000	330,000	495,000	660,000
1,300,000	357,500	536,250	715,000
1,400,000	385,000	577,500	770,000
1,500,000	412,500	618,750	825,000
1,600,000	440,000	660,000	880,000
1,700,000	467,500	701,250	935,000
1,800,000	495,000	742,500	990,000
1,900,000	522,500	783,750	1,045,000
2,000,000	550,000	825,000	1,100,000
2,100,000	577,500	866,250	1,155,000
2,200,000	605,000	907,500	1,210,000

      The benefits listed in the Pension Plan Table are not subject to any deduction or offset. The compensation used to calculate the SERP benefits is base salary plus annual incentive. The Salary and Bonus columns of the Summary Compensation Table for 2001 reflect the covered compensation used to calculate SERP benefits.

      The SERP benefit accrues ratably over 20 years and, when fully accrued, is equal to (a) 55% of the highest three years covered compensation of the five years preceding retirement or termination minus (b) the qualified plan benefit. The SERP benefit is payable as an annuity for 20 years, or as a single lump-sum amount equal to the actuarial equivalent present value of the 20-year annuity. Benefits are payable at age 62, or as early as age 55 reduced 5% for each year that the benefit commencement date precedes age 62.

      The approximate credited years of service under the SERP as of December 31, 2001, were as follows:

Mr. Brunetti	14 years
Mr. McIntyre	29 years
Mr. Kelly	34 years
Mr. Johnson	23 years
Mr. Bonavia	4 years

      Notwithstanding any special provisions related to pension benefits described under “Employment Agreements and Severance Arrangements,” the Company has granted additional credited years of service to Mr. Brunetti for purposes of SERP accrual. The additional credited years of service (approximately seven) are included in the above table. Additionally, the Company has agreed to grant full accrual of SERP benefits to Mr. Brunetti at age 62 and to Mr. Bonavia at age 57 and 8 months, if they continue to be employed by the Company until such age.

      In accordance with his employment agreement, upon retirement, Mr. Howard, who retired as Chairman of the Board effective August 18, 2001, received a lump-sum payment equal to the present value of combined benefits from the NSP Traditional Pension Plan and supplemental Company payments as though he had completed 30 years of service, less the pension benefits earned from a former employer. For purposes of the employment agreement, the present value of the lump sum payment was calculated using a discount rate based on the interest rate for valuing immediate annuities used by the Pension Benefit Guaranty Corporation, which was different from the GATT rate utilized for other employees.

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

      The executive compensation and benefit programs of the Company are administered by the Compensation and Nominating committee of the Board of Directors (the “Committee”). The Committee is composed of W. Thomas Stephens, Chairperson, C. Coney Burgess, David A. Christensen, A. Barry Hirschfeld, Douglas W. Leatherdale, and A. Patricia Sampson, all of whom are independent, “non-employee directors” of the Company, as defined by Section 16(b) of the Securities Exchange Act of 1934 (the “1934 Act”), and “outside directors” as defined within the meaning of Section 162(m) of the Internal Revenue Code of 1986. The Board has delegated to the Committee the responsibility of establishing the Company’s compensation philosophy, as well as the compensation package for the Chairman, President and Chief Executive Officer and other named executives of the Company. This includes establishing and administering the Company’s base salary program, executive annual and long-term incentive programs, and executive benefit programs. The Committee also recommends and administers compensation and benefit programs for all Company executives and key talent.

Compensation Philosophy

      The Committee’s goal is to attract, retain, and motivate the outstanding executive talent needed to deliver superior returns to shareholders and provide the highest quality of service to customers.

      The Company’s executive compensation philosophy uses a combination of salary and performance-based (incentive) compensation, delivered through annual and long-term incentives, to align management’s interests with those of shareholders. This philosophy results in a compensation mix for senior officers in which annual and long-term incentives account for more than 50 percent of the executives’ annual compensation. In addition, the Company’s compensation program helps to reinforce management’s link to shareholders by establishing plans that compensate executives based on corporate, business unit, and individual performance goals. Finally, significant use of equity-based incentives encourages management to respond to business challenges and opportunities as owners as well as employees.

      In establishing a compensation strategy for the Company, the Committee worked with an independent, nationally recognized compensation and benefits consulting firm and took into account several factors:

•	The desire to align management interests with those of shareholders.

•	The desire to strongly link management pay to both annual and long-term Company performance.

•	The need to attract talent from broader markets as the utility industry changes, to retain individuals of outstanding ability and to motivate such individuals to achieve superior performance.

      As a result, the Committee has approved a compensation strategy designed to meet these objectives and encourage executives to achieve in a highly evolving competitive environment. Base salaries and annual and long-term incentive opportunities are set to the median of utility industry and general industry levels to provide an incentive for executives to optimize the Company’s performance. In addition, stock-based compensation has become a significant portion of overall executive pay. Base salaries are reviewed annually, with increases tied to such factors as individual performance, the executive’s duties and responsibilities, financial results, and changes in the marketplace. However, the overall opportunity for pay increases through base salary will continue to be de-emphasized, so that the majority of each executive’s opportunity for increased compensation will be delivered through incentive-based pay.

      Federal tax law limits the deductibility of executive compensation in excess of $1,000,000 unless certain exceptions are met. It is the Committee’s intent to maintain the deductibility of executive compensation to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Base Salary

      The Committee targeted base salaries to the 50th percentile of a combined group of utility and general industry companies (on a revenue adjusted basis) as described above. Under the terms of his employment agreement, Mr. Brunetti was entitled to a base salary not less than his salary immediately prior to the Merger, which was $685,000. In connection with the assumption of increased responsibilities following the Merger, effective August 2000, Mr. Brunetti received a salary adjustment to $895,000. This was intended to be his salary level for the balance of 2000 as well as all of 2001. Consequently, Mr. Brunetti did not receive any salary increase for 2001. Similarly, with the exception of Mr. Kelly, the other Named Executive Officers received salary adjustments in August 2000 and did not receive any further adjustments for 2001. Mr. Kelly received a salary adjustment of 6% for 2001 in recognition of accepting additional responsibilities. These base salaries are included in the “Salary” column of the Summary Compensation Table.

Annual Incentive

      Annual incentives are administered under the Xcel Energy Executive Annual Incentive Award Plan (the “Xcel Annual Incentive Plan”), which was approved by shareholders in 2000.

      Annual incentive awards are targeted to the 50th percentile of blended utility industry and general industry levels, as discussed above, and are based on achieving corporate financial and operational goals and business unit operational goals.

     Target Annual Incentive Awards for 2001

      Corporate goals include targeted earnings per share, a customer service index (which includes measurement of reliability) and an employee satisfaction index (which includes safety). Business

Unit goals include customer service, reliability, safety and meeting budget, measured at a business unit level.

      Target annual incentive awards (as a percent of base salary) are set for all Xcel Energy officers, ranging from 75% of salary for Mr. Brunetti to 50% of salary for the other Named Executive Officers. Maximum awards may be up to two times the target awards. Mr. Howard did not receive any annual incentive award.

      The annual incentive formula is calculated using predetermined performance measures. For Mr. Brunetti, the formula is weighted 100% to attaining corporate goals. For the other executive officers, including Named Executive Officers, the formula is weighted 67% to attaining corporate goals and 33% to attaining business unit operational goals.

      In order to encourage increased share ownership by executive officers, the Xcel Annual Incentive Plan provides the option for executives to receive their payments in shares of common stock or shares of restricted common stock (which vests in equal annual installments over a three year period) in lieu of cash. A 5% premium is added to amounts paid in shares of common stock, and a 20% premium is added to amounts paid in shares of restricted common stock.

     Calculation and Payment of 2001 Annual Incentive Awards

      Based on corporate performance during 2001, payouts under the corporate performance component were 142% of the corporate target. Business unit performance resulted in payouts ranging from 76% to 167% of the target for the business unit goals. As a result, the executive officers received from 139% to 150% of their targeted annual incentive awards.

      The annual incentive payments for all Named Executive Officers are included in the “Bonus” column of the Summary Compensation Table.

Long-Term Incentives

      Long-term incentives are administered under the Xcel Energy Omnibus Incentive Plan, approved by shareholders in 2000. This plan allows for several forms of incentive compensation from which the Committee may select in designing long-term incentives.

      For 2001 the Xcel Energy long-term incentive plan had two components:

•	stock options; and

•	performance shares.

      Long-term incentive opportunities range from 225% of base salary for Mr. Brunetti to 115% of base salary for other Xcel Energy executive officers. Stock options are targeted to deliver 50% of each officer’s long-term incentive opportunity, with the remaining 50% delivered through the performance share component.

      Stock Option Component. In 2000 the Committee made one stock option grant to all of the Named Executive Officers. This grant was “front-loaded” and covers the period August 2000 to August 2003, during which the Committee intends to make no further grants to the Named Executive Officers. Accordingly, no additional option grants were made to the Named Executive Officers during 2001.

      The 2000 grant, which was reported in last year’s proxy statement, contains a “performance vesting” provision which provides that the options will become exercisable at the earlier of:

•	The date Xcel Energy common stock closes at a price which equals or exceeds $32.890625; or

•	August 21, 2005.

      Once vested, the options may be exercised at any time on or before August 20, 2010.

      Performance Share Component. The performance share component uses a single measure, Total Shareholder Return (“TSR”). Xcel Energy’s TSR will be measured over a three-year period, using overlapping cycles. Xcel Energy’s TSR is compared to the TSR of other companies in the EEI Electrics Index as a peer group. At the end of each three-year period, the performance unit component provides for payment at target for performance at the 50th percentile of the peer group and at 200% of target for performance at or above the 75th percentile of the peer group. The performance unit component provides smaller payments for performance below the 50th percentile. No payment would be made for performance below the 35th percentile.

      Awards in the performance share component are made in shares, each of which represents the value of one share of Xcel Energy common stock. The number of shares awarded is calculated by dividing the executive’s target award by the fair market value of Xcel Energy common stock on the date of the grant.

      For the measurement cycle that ended in 2001, the TSR was at the 47th percentile resulting in a payout of 85% of the target.

      For the 2001 to 2003 measurement cycle, Mr. Brunetti was awarded 35,563 shares. Other Named Executive Officers were awarded from 6,905 to 11,011 shares. These awards are included in the Long-Term Incentive Plans — Awards in Last Fiscal Year Table.

     Other Perquisites and Benefits

      Other perquisites and benefits provided to executives generally are not tied to the Company’s financial performance, but are primarily designed to attract and retain executives. Among the perquisites and benefits provided by the Company in 2001 to its executives are contributions to the Employee Stock Ownership Plan (“ESOP”) (at 0.8838% of the individual’s covered compensation — the same rate applied to all other ESOP participants), Company-paid life insurance in an amount equal to four times base pay, and benefits provided under the NSP Deferred Compensation Plan, the NSP Excess Benefit Plan, the New Century Energies Salary Deferral and Supplemental Savings Plan for Executive Officers and the Xcel Energy Supplemental Executive Retirement Plan that make up for retirement benefits that cannot be paid under the Company’s qualified retirement plans due to Internal Revenue Code limitations and the exclusion of certain elements of pay from pension-covered earnings. The level of retirement benefits provided by these plans in the aggregate is reflected in the Pension Plan Table.

      Certain executive officers, including three of the Named Executive Officers, may receive severance benefits in accordance with the Xcel Energy Senior Executive Severance Policy, which is described in more detail under the section below entitled “Severance Arrangements.”

Stock Ownership Guidelines

      The Committee believes that it is essential to align management’s interests with those of the shareholders. In order to emphasize this belief, Xcel Energy adopted stock ownership guidelines for the executives. The Committee believes that linking a significant portion of an executive’s current and potential future net worth to Xcel Energy’s success, as reflected in the stock price, ensures that executives have a stake similar to that of Xcel Energy shareholders. Such guidelines also encourage the long-term management of the Company for the benefit of the shareholders.

      The share ownership guideline for each executive is based on the executive’s position. The guideline for the Chairman of the Board, President and Chief Executive Officer is five times base salary. The guideline for the Chief Financial Officer and the President of the Enterprises Business Unit is four times base salary. Other Business Unit Heads have a guideline of three times base salary. All other Company officers have share ownership guidelines of two times base salary. Each executive is expected to achieve the applicable ownership guidelines by August 1, 2005, and each is expected to reach interim milestones at August 1, 2003 and August 1, 2004. All shares that the executive is entitled to vote count toward compliance with the ownership guidelines.

Chief Executive Officer Compensation

      The compensation of Wayne H. Brunetti, Chairman of the Board, President and Chief Executive Officer, is determined by the process described in the short-term and long-term performance components above, namely base salary, annual incentive, performance unit, and stock options. Mr. Brunetti received a long-term incentive opportunity of 225% of base salary and an annual incentive award target of 75% of base salary. As discussed above, due to the front-end loaded option grant in 2000, he was not granted any additional options in 2001. However, he was awarded 35,563 performance shares.

      Mr. Brunetti received a base salary adjustment in August 2000 and did not receive further adjustment for 2001. His base salary is included in the “Salary” column of the Summary Compensation Table above.

Conclusion

      The Committee believes that Xcel Energy’s executive compensation package effectively serves the interests of the Company and its shareholders. The balance of base pay and annual and long-term incentives provides increased motivation to executives to contribute to and participate in the Company’s long-term success. The Committee is dedicated to ensuring that the Company’s total compensation package continues to meet the needs of the Company and will monitor and revise compensation policies as necessary.

Submitted by the Compensation and Nominating Committee

of the Xcel Energy Board of Directors

W. Thomas Stephens, Chair C. Coney Burgess David A. Christensen	A. Barry Hirschfeld Douglas W. Leatherdale A. Patricia Sampson

XCEL ENERGY STOCK PERFORMANCE GRAPH

      The following compares our cumulative total shareholder turn on common stock with the cumulative total return of the Standard & Poor’s 500 Composite Stock Price Index, and the EEI Electrics Index over the last five fiscal years (assuming a $100 investment in each vehicle on December 31, 1996 and the reinvestment of all dividends).

      The EEI Electrics Index currently includes 69 companies and is a broad measure of industry performance.

Comparative Total Return

	1996	1997	1998	1999	2000	2001

Xcel Energy	$100	$134	$134	$101	$160	$161
EEI Electrics	$100	$127	$145	$118	$175	$159
S&P 500	$100	$133	$172	$208	$189	$166

EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS

          James J. Howard Employment Agreement

      In connection with the Merger, James J. Howard entered into an employment agreement with the Company pursuant to which Mr. Howard continued employment with Xcel Energy and served as Chairman of the Board for the year following the Merger. Mr. Howard retired from his position as Chairman of the Board in August 2001. Pursuant to his employment agreement, for one year following his date of termination, he is forbidden from competing with, or disclosing confidential information about, Xcel Energy and its affiliates.

      Pursuant to his employment agreement, Mr. Howard received a special retention bonus of $7.6 million of which $2.5 million was paid specifically for the noncompetition and confidentiality covenants described above. Mr. Howard will be obligated to forfeit that amount if he materially breaches the covenants. Xcel Energy made Mr. Howard whole for excise tax on excess severance payments made.

      Mr. Howard’s employment agreement also preserved the supplemental retirement benefit to which he was entitled pursuant to his employment agreement which was in effect prior to the Merger. Upon his retirement in August 2001, Mr. Howard received a lump-sum payment of $5.7 million pursuant to this supplemental retirement benefit. See discussion under “Pension Plan Table” above.

          Wayne H. Brunetti Employment Agreement

      At the time of the merger agreement, NCE and NSP also entered into a new employment agreement with Mr. Brunetti, which replaced his existing employment agreement with NCE when the Merger was completed. The initial term of the new agreement is four years, with automatic one-year extensions beginning at the end of the second year and continuing each year thereafter unless notice is given by either party that the agreement will not be extended. Under the terms of the agreement, Mr. Brunetti served as Chief Executive Officer and President and a member of the board of directors of Xcel Energy for one year following the Merger, and, commencing August 18, 2001 (one year after the Merger) began serving as Chief Executive Officer and Chairman of the Board of Directors of Xcel Energy. Mr. Brunetti is required to perform the majority of his duties at the headquarters of Xcel Energy in Minneapolis, Minnesota, and was required to relocate the residence at which he spends the majority of his time to the Twin Cities area. His agreement also provides that if Mr. Brunetti becomes entitled to receive severance benefits, he will be forbidden from competing with Xcel Energy and its affiliates for two years following the termination of his employment, and from disclosing confidential information of Xcel Energy and its affiliates.

      Under his employment agreement, Mr. Brunetti will receive the following compensation and benefits:

•	a base salary not less than his base salary immediately before the Merger;

•	the opportunity to earn annual and long-term incentive compensation amounts not less than he was able to earn immediately before the Merger;

•	life insurance coverage and participation in a supplemental executive retirement plan;

•	the same fringe benefits as he received under his NCE employment agreement, or, if greater, as those of the next higher executive officer of Xcel Energy; and

      If Mr. Brunetti’s employment were to be terminated by Xcel Energy without cause or if he were to terminate his employment for good reason, he would be entitled to receive the compensation and benefits described above as if he had remained employed for the employment period remaining under his employment agreement and then retired, at which time he would be eligible for all retiree benefits provided to retired senior executives of Xcel Energy. In determining the level of his compensation following termination of employment, the amount of incentive compensation he would receive would be based upon the target level of incentive compensation he would have received in the year in which his termination occurred, and he would receive cash equal to the value of stock options, restricted stock and other stock-based awards he would have received instead of receiving the awards. In addition, the restrictions on his restricted stock would lapse and his stock options would have become vested. Finally, Xcel Energy would be obligated to make Mr. Brunetti whole for any excise tax on severance payments that he incurs.

      Mr. Brunetti also had a change-of-control employment agreement with NCE. The Merger did not cause a “change of control” under this agreement, so it did not become effective as a result of the Merger. However, in case this agreement becomes effective because of a later change of control, Mr. Brunetti has waived his right to receive any severance benefits under the change-of-control employment agreement to the extent they would duplicate severance benefits under his employment agreement.

     Paul J. Bonavia Employment Agreement

      In connection with and effective upon completion of the Merger, Xcel Energy and Paul J. Bonavia entered into an amendment to an employment agreement between Mr. Bonavia and NCE. Except as discussed below, the original agreement expired December 14, 2000. In connection with the Merger, Mr. Bonavia’s position changed from Senior Vice President, General Counsel and President of NCE’s International Business Unit to President of Xcel Energy’s Energy Markets

Business Unit. In the amendment, Mr. Bonavia agreed not to assert before January 6, 2003 that his duties and responsibilities have been diminished, and thus he has waived the right to claim certain benefits under the Xcel Senior Executive Severance Policy relating to this change in his status prior to that date. If certain conditions are met on January 6, 2003 or within seven business days thereafter, which conditions include the termination of Mr. Bonavia’s employment, Mr. Bonavia will be entitled to severance benefits comparable to those provided to the other senior executives under the Xcel Senior Executive Severance Policy described below.

     Severance Policy

      NSP and NCE each adopted a 1999 senior executive severance policy in March 1999. These policies were combined into a single Xcel Energy Senior Executive Severance Policy which will continue until August 18, 2003 and may be extended beyond August 2003. All of the executive officers of Xcel Energy other than Mr. Brunetti participate in the policy.

      Under the policy, a participant whose employment is terminated at any time before August 18, 2003, the third anniversary of the Merger, will receive severance benefits unless:

•	the employer terminated the participant for cause;

•	the termination was because of the participant’s death, disability, or retirement;

•	the division or subsidiary in which the participant worked was sold and the buyer agreed to continue the participant’s employment with specified protections for the participant; or

•	the participant terminated voluntarily without good reason. To receive the severance benefits, the participant must also sign an agreement releasing all claims against the employer and its affiliates, and agreeing not to compete with the employer and its affiliates and not to solicit their employees and customers.

      The severance benefits for executive officers under the policy include the following:

•	a cash payment equal to 2.5 times the participant’s annual base salary, annual bonus and annualized long-term incentive compensation, plus prorated incentive compensation for the year of termination;

•	a cash payment equal to the additional amounts that would have been credited to the executive under pension and retirement savings plans, if the participant had remained employed for another 2.5 years;

•	continued welfare benefits and a perquisite allowance for 2.5 years;

•	financial planning benefit for two years, and outplacement services costing not more than $30,000; and

•	an additional cash payment to make the participant whole for any excise tax on excess severance payments that he or she may incur, with certain limitations specified in the policies.

      Some of the executive officers of NCE who participate in the severance policy also had change-of-control employment agreements with NCE. The Merger was not considered a change of control under these agreements, so they did not become effective as a result of the Merger. However, if they become effective because of a later change of control, the severance benefits under the Xcel Senior Executive Severance Policy will be reduced by any severance benefits that the participant receives under such an employment agreement.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Audit Committee is composed of Roger R. Hemminghaus, Chairman, Albert F. Moreno, Margaret R. Preska, Allan L. Schuman and Rodney E. Slifer.

The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by applicable listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on March 1, 2002. As set forth in the Charter, management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent auditors, Arthur Andersen, are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to whether they are prepared fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

      In the performance of its oversight function, the Audit Committee has:

•	considered and discussed the audited financial statements with management and our independent auditors. The Audit Committee’s review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	discussed with our independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, Communication with Audit Committees;

•	received the written disclosures from our independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and discussed the independence of Arthur Andersen with them;

•	reviewed the services provided by our independent auditors other than their audit services and considered whether the provision of such other services by our independent auditors is compatible with maintaining their independence, and;

•	discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits for the year 2001. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

      Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in the Charter, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of Arthur Andersen as the Company’s independent auditors for 2002.

SUBMITTED BY THE AUDIT COMMITTEE OF THE XCEL ENERGY BOARD OF DIRECTORS

Roger R. Hemminghaus, Chair	Margaret R. Preska
Allan L. Schuman	Albert F. Moreno
Rodney E. Slifer

INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP has audited the Company’s consolidated financial statements since August 18, 2000. The firm has offices and affiliates in most localities throughout the country where Xcel Energy has operations. Audit services provided by Arthur Andersen in 2001 included: audit of consolidated financial statements of the Company; limited reviews of interim consolidated financial information; and consultation on matters related to accounting and financial reporting.

Audit Fees

      The aggregate fees and expenses of Arthur Andersen for professional services provided for the audit of the consolidated financial statements for the year ended December 31, 2001 included in our Annual Report on Form 10-K, and for the reviews of the interim consolidated financial information included in our Quarterly Reports on Form 10-Q for that year were $878,000.

Financial Information Systems Design and Implementation Fees

      Arthur Andersen billed an aggregate of $2,543,000 for non-audit professional services during 2001 related to consulting for J.D. Edwards financial information system design and implementation. In reviewing their selection of Arthur Andersen, the Audit Committee determined that the provision of these services should not compromise Arthur Andersen’s independence.

All Other Fees

      The aggregate fees and expenses billed by Arthur Andersen for all services provided to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees” for the year ended December 31, 2001, were $4,254,000. Of this amount, $1,383,000 was for tax planning and compliance, $1,148,000 for audit related services such as Statement of Financial Accounting Standard (“SFAS”) No. 133 adoption, benefit plan review and transaction support, $868,000 for consulting related to Texas utility restructuring issues and $855,000 for other consulting services. The Audit Committee, after review and discussion with management, determined that the provision of these services should not compromise Arthur Andersen’s independence.

Leased Employees

      In connection with their audit of our 2001 annual financial statements, Arthur Andersen’s work was performed 100% by full-time, permanent employees of Arthur Andersen.

OTHER BUSINESS

      Management does not know of any business, other than that described in this proxy statement, that may be presented for action at the Annual Meeting of Shareholders. If any other matters are properly presented at the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Directors,

CATHY J. HART
Secretary

Minneapolis, Minnesota

March 15, 2002

Appendix A

Xcel Energy Inc.

Audit Committee Charter

A.	Authority. The Audit Committee is granted the authority by the Board of Directors to perform each of the specific duties enumerated in this Committee Charter. The Audit Committee will be provided adequate resources to discharge its responsibilities and will receive staff support from the Audit Services Department. The Audit Committee shall have the authority to retain special legal, accounting, or other consultants to advise the Committee regarding accounting methods and other financial matters. The Audit Committee may request any officer or employee of the Company or any of its subsidiaries or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

B.	Responsibility. The Audit Committee is appointed by the Board to assist the Board in fulfilling the Board’s oversight responsibilities relating to (1) the integrity of the quarterly and annual financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s internal and external auditors.

The Audit Committee is the Board of Directors’ principal agent in ensuring the independence of the Xcel Energy companies’ independent public accountants, the integrity of management, and the adequacy of disclosures to shareholders. The Audit Committee is the focal point for communications between the Board of Directors, the independent accountants, internal auditing, and management of any Xcel Energy Company regarding matters relating to financial accounting, reporting, and internal control.

Consistent with the duties and function of the Board generally, the Committee has oversight, not managerial, duties and authorities in discharging its responsibilities. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

The Audit Committee will, of necessity, rely upon management, the Company’s internal audit personnel, and the outside auditors to plan and coordinate the audit, to determine that the Company’s financial statements are complete and accurate and to determine that the financial statements are prepared in accordance with generally accepted accounting principles (GAAP). In light of the foregoing, there can be no assurance that the Company’s financial statements will necessarily be in accordance with GAAP and not contain any material inaccuracies whether or not the Committee discharges the responsibilities specified in the Charter.

C.	Committee Size and Members’ Qualifications. The Audit Committee shall consist of at least three directors. Each member of the Committee must be independent of management and free from any relationship with the Company that in the judgment of the full Board would interfere with the exercise of independent judgment as a Committee member. In determining independence, the Board will observe the requirements of Rules 303.01 and 303.02 of the New York Stock Exchange Listed Company Manual.

Each member of the Committee must be financially literate and in particular, the Chairman of the Audit Committee shall have accounting or related financial management expertise.

The Board will determine, in its business judgment, whether a director meets the financial literacy requirement.

It is the responsibility of management to identify to each member or prospective member of the Committee those relationships that may affect such member’s qualifications to serve on the Committee. It is expected that this will be done pursuant to a written questionnaire to be distributed not less frequently than annually, as well as at the time that a prospective member is first considered for membership on the Committee. It is the responsibility of the full Board, based upon the questionnaire responses and other information deemed relevant by management, to determine the qualifications of any prospective Committee member; a prospective Committee member will have no responsibility in this regard other than responding (to his or her knowledge) to questions specifically directed to him or her.

D.	Specific Duties. The Audit Committee shall:

(Financial Reporting)

1.	Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

2.	Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements. Review the Form 10-K report to the Securities and Exchange Commission and recommend its approval to the Board of Directors.

3.	Review with management and the independent auditor the Company’s quarterly financial information prior to public distribution.

4.	Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

5.	Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

6.	Review the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement which states whether the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

•	received from the auditors disclosures regarding the auditors’ independence required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed with the auditors the auditors’ independence.

(Management Reporting)

7.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

8.	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

9.	Review with the Company’s Chief Compliance Officer the Company’s Code of Conduct, including disclosures of insider and affiliated party transactions.

(Independent Auditor/ Performance)

10.	Recommend annually to the Board the appointment of the independent auditor. The independent auditor is ultimately accountable to the Board and the Audit Committee, who have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor.

11.	Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

12.	Meet with the independent auditor prior to the audit to review the scope and the planning of the audit. Review with the independent auditor new developments in accounting principles and reporting or industry practices that may materially affect any Xcel Energy company.

13.	Annually review the audit and non-audit fees paid to the independent auditor.

14.	Establish and maintain a process of Audit Committee review of non-audit services performed by the independent auditor including the scope and expected fees for such service.

15.	Ensure that the Company has not hired from the independent accounting firm any partner or manager who worked on the Xcel Energy Company account during the past three years.

16.	Receive periodic reports from the independent auditor in the form of a formal written statement delineating all relationships between the auditor and the Company. Discuss with the independent auditor relationships or services that may affect the auditor’s objectivity or independence. Recommend that the Board take appropriate action to insure the independence of the auditor if such action is warranted.

17.	In coordination with management, evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

18.	Discuss with the independent auditor the following matters related to the conduct of the audit:

(a)	the methods used to account for significant unusual transactions;

(b)	the effect of significant accounting policies in controversial or emerging areas where there is a lack of authoritative guidance;

(c)	the process used by management in formulating sensitive accounting estimates and the basis for the independent auditor’s conclusions regarding the reasonableness and quality of those estimates;

(d)	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements; and

(e)	Issues brought to the national office of the independent auditor for consultation.

(Internal Audit/ Performance)

19.	Review the appointment of the senior internal auditing executive and recommend replacement, if necessary.

20.	Review the scope and planning of the annual consolidated audit plan, including adequacy of internal audit department staffing. The consolidated audit plan should include but not be limited to:

•	coverage by the internal audit department,

•	environmental,

•	safety and hygiene,

•	health and welfare benefit plans,

•	retirement plans,

•	corporate foundations, and

•	physical and data security

Review the responsibilities and budget for the internal audit department.

21.	Review any significant findings to management prepared by internal audit and management’s responses.

(Periodic Reviews)

22.	Review with management, the independent auditor, and the senior internal auditing executive:

(a)	any management letter provided by the independent auditor and management’s response to that letter;

(b)	any difficulties encountered in the course of their audit work, including any restrictions on the scope of their work or access to required information, and any disagreements with management;

(c)	any changes required in the planned scope of audit plans; and

(d)	any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

23.	Meet periodically and at least annually with management, the senior internal auditing executive and the independent auditor in separate executive sessions.

E.	Meetings. The Audit Committee shall meet at least four times during the calendar year and at such other times as may be requested by its Chairman and make regular reports to the Board.

F.	Meeting Attendance. A majority of the members of the Audit Committee shall constitute a quorum for transaction of any business at any meetings of the Committee. The Chief Accounting Officer shall be the coordinating officer for the Committee and attend all meetings as appropriate. The Chief Financial Officer, the General Counsel and the senior internal auditing executive shall also attend meetings as appropriate. Other management representatives shall attend as necessary.

G.	Supporting Materials and Agendas. The Committee secretary and the Chief Accounting Officer shall prepare the meeting agenda for approval by the Board Chairman and the Committee Chairman. The agenda and all materials to be reviewed at a Committee meeting shall be provided to the Committee members at least three days prior to the meeting date.

2002 ANNUAL MEETING GUIDELINES

In the interest of an orderly and constructive meeting, the following guidelines will apply for Xcel Energy’s Annual Meeting of Shareholders on Thursday, April 18, 2002 at 10:00 a.m. at The Donald R. Seawell Grand Ballroom, The Denver Center for the Performing Arts, 14th and Curtis Streets, Denver, CO.

1.	To gain entrance to the meeting, you must present this admission ticket or evidence of ownership of Xcel Energy stock.

2.	Briefcases, purses and parcels will be examined. The use of cameras or sound recording equipment is prohibited, except those employed by the Company to provide a record of the proceedings.

3.	The business of the meeting is set forth in the Proxy Statement and will be published on an Agenda that you will receive at the meeting. Whether or not you plan to attend the meeting, please sign, date and return the Proxy Card in the envelope provided, or you may vote by telephone or Internet. If you wish to change your vote or have not voted by Proxy, a ballot will be distributed to you at the meeting.

4.	Time has been reserved at the end of the meeting for shareholder questions that relate to the business of the Company. If you want to speak, please go to the nearest microphone, state your name and confirm that you are a shareholder before asking your question. Please direct all questions to the Chairman. Questions from the floor are limited to three minutes to provide an opportunity for as many shareholders as possible.

5.	Although personal grievances and claims are not appropriate subjects for the meeting, you may submit any grievance or claim in writing to any usher or Company Representative, and the Company will respond as soon as possible after the meeting.

6.	The Chairman in his sole discretion shall have authority to conduct the meeting and rule on any questions or procedures that may arise.

Xcel Energy Inc.
800 Nicollet Mall, Suite 3000
Minneapolis, MN 55402-2023	PROXY

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF XCEL ENERGY INC.

I appoint Edward J. McIntyre, Gary R. Johnson, and Cathy J. Hart, or any of them, each with full power of substitution, to represent and vote the shares of stock which I have power to vote at the Annual Meeting of Shareholders on Thursday, April 18, 2002 at 10:00 a.m., and any adjournments thereof, in accordance with the instructions on the reverse side of this card.

If you want, you can indicate your vote and this Proxy will be voted as indicated. If no markings are made, this Proxy will be voted “FOR” Item 1 and “AGAINST” Item 2.

See reverse for voting instructions.

XCEL ENERGY INC. 800 Nicollet Mall, Suite 3000, Minneapolis, MN 55402-2023	ANNUAL MEETING ADMISSION TICKET

Admission ticket for Xcel Energy Inc. Annual Meeting of Shareholders, April 18, 2002, at 10:00 a.m. at The Donald R. Seawell Grand Ballroom, The Denver Center for the Performing Arts, 14th and Curtis Streets, Denver, CO.

Admission
Ticket

Please present this ticket for admittance of shareholder(s) named above.
Admittance will be based upon availability of seating.

THERE ARE THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the Named Proxies to vote your shares	COMPANY #
in the same manner as if you marked, signed and returned your proxy card.	CONTROL #

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (ET) on April 17, 2002.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/xel/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (CT) on April 17, 2002.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Xcel Energy Inc. c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

To view the annual report and proxy statement via the Internet go to xcelenergy.com, click on Investor Information, click on Financial Reports.

\/ Please detach here \/

The Board of Directors Recommends a Vote FOR Item 1 and AGAINST Item 2.

1.	Election of Class I Directors:	01 C. Coney Burgess	03 Allan L. Schuman	Vote FOR	Vote WITHHELD
		02 A. Barry Hirschfeld	04 Albert F. Moreno	all nominees	from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

The Board of Directors recommends a vote AGAINST Item 2.
2.	A shareholder proposal entitled, “A Resolution Concerning Xcel Energy’s Sourcing Policy.”	For	Against	Abstain

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM #1 AND AGAINST ITEM #2.

Address Change?	Mark Box	Indicate changes below:	Date____________________

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

2002 ANNUAL MEETING GUIDELINES

In the interest of an orderly and constructive meeting, the following guidelines will apply for Xcel Energy’s Annual Meeting of Shareholders on Thursday, April 18, 2002 at 10:00 a.m. at The Donald R. Seawell Grand Ballroom, The Denver Center for the Performing Arts, 14th and Curtis Streets, Denver, CO.

1.	To gain entrance to the meeting, you must present this admission ticket or evidence of ownership of Xcel Energy stock.

2.	Briefcases, purses and parcels will be examined. The use of cameras or sound recording equipment is prohibited, except those employed by the Company to provide a record of the proceedings.

3.	The business of the meeting is set forth in the Proxy Statement and will be published on an Agenda that you will receive at the meeting. Whether or not you plan to attend the meeting, please sign, date and return the Proxy Card in the envelope provided, or you may vote by telephone or Internet. If you wish to change your vote or have not voted by Proxy, a ballot will be distributed to you at the meeting.

4.	Time has been reserved at the end of the meeting for shareholder questions that relate to the business of the Company. If you want to speak, please go to the nearest microphone, state your name and confirm that you are a shareholder before asking your question. Please direct all questions to the Chairman. Questions from the floor are limited to three minutes to provide an opportunity for as many shareholders as possible.

5.	Although personal grievances and claims are not appropriate subjects for the meeting, you may submit any grievance or claim in writing to any usher or Company Representative, and the Company will respond as soon as possible after the meeting.

6.	The Chairman in his sole discretion shall have authority to conduct the meeting and rule on any questions or procedures that may arise.

Xcel Energy Inc.
800 Nicollet Mall, Suite 3000
Minneapolis, MN 55402-2023	ESOP Voting Directive

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF XCEL ENERGY INC.

I appoint the Trustee of the Xcel Energy Inc. Employee Stock Ownership Plan to vote the common stock shares allocated to my Account, either directly or by designation of proxies, at the Annual Meeting of Shareholders on Thursday, April 18, 2002 at 10:00 a.m., and any adjournments thereof, as follows.

If you want, you can indicate your vote and your Directive will be voted as indicated. Be sure to follow the instructions on the reverse side for marking your Directive to assure that your vote is counted. If no markings are made, your Directive will be voted “FOR” Item 1 and “AGAINST” Item 2.

See reverse for voting instructions.

XCEL ENERGY INC. 800 Nicollet Mall, Suite 3000, Minneapolis, MN 55402-2023	ANNUAL MEETING ADMISSION TICKET

Admission ticket for Xcel Energy Inc. Annual Meeting of Shareholders, April 18, 2002, at 10:00 a.m. at The Donald R. Seawell Grand Ballroom, The Denver Center for the Performing Arts, 14th and Curtis Streets, Denver, CO.

Admission
Ticket

Please present this ticket for admittance of shareholder(s) named above.
Admittance will be based upon availability of seating.

THERE ARE THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the Named Proxies to vote your shares	COMPANY #
in the same manner as if you marked, signed and returned your proxy card.	CONTROL #

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (ET) on April 17, 2002.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/xel/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (CT) on April 17, 2002.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Xcel Energy Inc. c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

To view the annual report and proxy statement via the Internet go to xcelenergy.com, click on Investor Information, click on Financial Reports.

\/ Please detach here \/

ESOP Voting
Directive

The Board of Directors Recommends a Vote FOR Item 1 and AGAINST Item 2.

1.	Election of Class I Directors:	01 C. Coney Burgess	03 Allan L. Schuman	Vote FOR	Vote WITHHELD
		02 A. Barry Hirschfeld	04 Albert F. Moreno	all nominees	from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

The Board of Directors recommends a vote AGAINST Item 2.
2.	A shareholder proposal entitled, “A Resolution Concerning Xcel Energy’s Sourcing Policy.”	For	Against	Abstain

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM #1 AND AGAINST ITEM #2.

Address Change?	Mark Box	Indicate changes below:	Date____________________

Signature(s) in Box Please sign exactly as your name appears on this directive.

2002 ANNUAL MEETING GUIDELINES

In the interest of an orderly and constructive meeting, the following guidelines will apply for Xcel Energy’s Annual Meeting of Shareholders on Thursday, April 18, 2002 at 10:00 a.m. at The Donald R. Seawell Grand Ballroom, The Denver Center for the Performing Arts, 14th and Curtis Streets, Denver, CO.

1.	To gain entrance to the meeting, you must present this admission ticket or evidence of ownership of Xcel Energy stock.

2.	Briefcases, purses and parcels will be examined. The use of cameras or sound recording equipment is prohibited, except those employed by the Company to provide a record of the proceedings.

3.	The business of the meeting is set forth in the Proxy Statement and will be published on an Agenda that you will receive at the meeting. Whether or not you plan to attend the meeting, please sign, date and return the Proxy Card in the envelope provided, or you may vote by telephone or Internet. If you wish to change your vote or have not voted by Proxy, a ballot will be distributed to you at the meeting.

4.	Time has been reserved at the end of the meeting for shareholder questions that relate to the business of the Company. If you want to speak, please go to the nearest microphone, state your name and confirm that you are a shareholder before asking your question. Please direct all questions to the Chairman. Questions from the floor are limited to three minutes to provide an opportunity for as many shareholders as possible.

5.	Although personal grievances and claims are not appropriate subjects for the meeting, you may submit any grievance or claim in writing to any usher or Company Representative, and the Company will respond as soon as possible after the meeting.

6.	The Chairman in his sole discretion shall have authority to conduct the meeting and rule on any questions or procedures that may arise.

Xcel Energy Inc.
800 Nicollet Mall, Suite 3000
Minneapolis, MN 55402-2023	Voting Directive

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF XCEL ENERGY INC.

This directive constitutes your voting instructions for shares held of record in the Xcel Energy 401(K) Savings Plan, the Xcel Energy Employee Investment Plan for bargaining unit employees and former non-bargaining unit employees and the Xcel Energy Employees’ Savings and Stock Ownership Plan for bargaining unit employees and former non-bargaining unit employees and participating subsidiary companies (“plans”) and the undersigned hereby authorizes the trustees of these plans to vote the undersigned shares held in their accounts.

See reverse for voting instructions.

XCEL ENERGY INC. 800 Nicollet Mall, Suite 3000, Minneapolis, MN 55402-2023	ANNUAL MEETING ADMISSION TICKET

Admission ticket for Xcel Energy Inc. Annual Meeting of Shareholders, April 18, 2002, at 10:00 a.m. at The Donald R. Seawell Grand Ballroom, The Denver Center for the Performing Arts, 14th and Curtis Streets, Denver, CO.

Admission
Ticket

Please present this ticket for admittance of shareholder(s) named above.
Admittance will be based upon availability of seating.

THERE ARE THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the Named Proxies to vote your shares	COMPANY #
in the same manner as if you marked, signed and returned your proxy card.	CONTROL #

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (ET) on April 17, 2002.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/xel/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (CT) on April 17, 2002.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Xcel Energy Inc. c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

To view the annual report and proxy statement via the Internet go to xcelenergy.com, click on Investor Information, click on Financial Reports.

\/ Please detach here \/

Voting
Directive

The Board of Directors Recommends a Vote FOR Item 1 and AGAINST Item 2.

1.	Election of Class I Directors:	01 C. Coney Burgess	03 Allan L. Schuman	Vote FOR	Vote WITHHELD
		02 A. Barry Hirschfeld	04 Albert F. Moreno	all nominees	from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

The Board of Directors recommends a vote AGAINST Item 2.
2.	A shareholder proposal entitled, “A Resolution Concerning Xcel Energy’s Sourcing Policy.”	For	Against	Abstain

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM #1 AND AGAINST ITEM #2.

Address Change?	Mark Box	Indicate changes below:	Date____________________

Signature(s) in Box Please sign exactly as your name appears on this directive.